EXHIBIT 99.1

Wyndham Worldwide Reports Second Quarter 2015 Earnings

Second Quarter Adjusted Diluted EPS up 13% Year-Over-Year

Increases Full-Year EPS Guidance

PARSIPPANY, N.J. (July 28, 2015) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2015.

Second Quarter Highlights:

•	Second quarter adjusted diluted earnings per share (EPS) was $1.32, an increase of 13% from adjusted diluted EPS of $1.17 in the second quarter of 2014. Reported diluted EPS was $1.33 in the second quarter of 2015, an increase of 11% from reported diluted EPS of $1.20 from the same period in 2014.

•	Revenues increased 4% compared with the second quarter of 2014. In constant currency, revenues increased 8%.

•	Adjusted EBITDA increased 2% compared with the second quarter of 2014. In constant currency, adjusted EBITDA increased 6%.

•	The Company repurchased 1.9 million shares of its common stock during the quarter for $165 million.

“We delivered strong results in the second quarter,” said Stephen P. Holmes, chairman and CEO. “We’re seeing good momentum across the company. Our Wyndham Rewards program re-launch is off to a great start, rental bookings are strong in the US and in Europe, and sales are up in Wyndham Vacation Ownership. We’re well positioned to benefit from improving economies and emerging trends in leisure travel. We expect this to drive continued growth going forward.”

SECOND QUARTER 2015 OPERATING RESULTS

Second quarter revenues were $1.4 billion, an increase of 4% from the prior year period. In constant currency, revenues increased 8%, reflecting growth across all the Company’s business segments.

Adjusted net income was $159 million, or $1.32 per diluted share, compared with $150 million, or $1.17 per diluted share for the same period in 2014. EPS also benefited from the Company’s share repurchase program, which decreased the weighted average diluted share count by 6% year-over-year.

Reported net income for the second quarter of 2015 was $159 million, or $1.33 per diluted share, compared with $153 million, or $1.20 per diluted share, for the second quarter of 2014. Reported net income in the second quarter of 2014 reflects several items excluded from adjusted net income that favorably impacted net income by $3 million. Full reconciliations of adjusted results to GAAP results appear in Table 8 of this press release.

Free cash flow was $625 million for the six months ended June 30, 2015, compared with $695 million for the same period in 2014. The decline in free cash flow reflects the timing of capital expenditures and working capital, including inventory spending. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. For the six months ended June 30, 2015, net cash provided by operating activities was $737 million, compared with $793 million in the prior year period. The Company expects free cash flow for the full year 2015 of approximately $800 million compared with $749 million in 2014.

BUSINESS UNIT RESULTS

Lodging (Wyndham Hotel Group)

Revenues were $334 million in the second quarter of 2015, an 18% increase over the second quarter of 2014. In constant currency and excluding acquisitions, revenues increased 8%, reflecting higher domestic RevPAR and worldwide room growth.

Total system-wide RevPAR was flat when compared with the second quarter of 2014. In constant currency, total system-wide RevPAR increased 2.5%. Domestic RevPAR increased 4.5%. International RevPAR declined 1.2% in constant currency, which reflects higher unit growth in lower RevPAR countries such as China.

Adjusted EBITDA for the second quarter of 2015 was $97 million, an 11% increase compared with the second quarter of 2014. In constant currency, excluding acquisitions and the impact of the increase in the inter-segment licensing fee rate charged for use of the Wyndham brand trade name, adjusted EBITDA increased 9%. The increase primarily reflects higher royalties and franchise fees.

As of June 30, 2015, the Company’s hotel system consisted of approximately 7,700 properties and over 668,500 rooms, a 2.8% room increase compared with the second quarter of 2014. The development pipeline included 895 hotels and approximately 116,800 rooms, of which 61% were international and 66% were new construction.

Vacation Exchange and Rentals (Wyndham Exchange & Rentals)

Revenues were $383 million in the second quarter of 2015, a 5% decrease from the second quarter of 2014. In constant currency, and excluding acquisitions and the impact of a divestiture in 2014, revenues increased 5%.

Exchange revenues were $161 million, a 4% decrease compared with the second quarter of 2014. In constant currency, exchange revenues were flat compared to the prior year, as a 2.7% decline in exchange revenue per member was partially offset by a 2.2% increase in the average number of members.

Vacation rental revenues were $200 million, an 8% decrease compared to the second quarter of 2014. In constant currency and excluding acquisitions and the impact of a divestiture in 2014, vacation rental revenues were up 8%, reflecting a 6.1% increase in transaction volume and a 1.7% increase in average net price per vacation rental.

Adjusted EBITDA for the second quarter of 2015 was $84 million, a 3% decrease compared with the second quarter of 2014. On a currency-neutral basis and excluding acquisitions and the divestiture of a business in 2014, adjusted EBITDA increased 3% compared with the prior year period.

Vacation Ownership (Wyndham Vacation Ownership)

Revenues were $699 million in the second quarter of 2015, a 4% increase over the second quarter of 2014. In constant currency, revenues increased 5%.

Gross VOI sales were $502 million in the second quarter of 2015, an increase of 1% compared with the second quarter of 2014. In constant currency, Gross VOI sales increased 3%. Net VOI sales increased 9% (or 11% in constant currency), reflecting higher volume per guest and a lower loan loss provision. Volume per guest for the quarter increased 3.2% (or 4.4% in constant currency) while tour flow declined 1.0%.

Adjusted EBITDA for the second quarter of 2015 was $182 million, a decrease of 2% compared with the second quarter of 2014. Results reflected higher commission expenses and the increased licensing fee to the Wyndham Hotel Group. On a currency neutral basis, and excluding the increased licensing fee, EBITDA increased 2%.

Other Items

•	The Company repurchased 1.9 million shares of common stock for $165 million during the second quarter of 2015. From July 1 through July 27, 2015, the Company repurchased an additional 0.8 million shares for $66 million. The Company’s remaining share repurchase authorization totals $635 million as of July 27, 2015.
•	Reported net interest expense in the second quarter of 2015 was $28 million, compared with $26 million in the second quarter of 2014.

Balance Sheet Information as of June 30, 2015:

•	Cash and cash equivalents of $410 million, compared with $183 million at December 31, 2014
•	Vacation ownership contract receivables, net, of $2.7 billion, unchanged from December 31, 2014
•	Vacation ownership and other inventory of $1.2 billion, unchanged from December 31, 2014
•	Securitized vacation ownership debt of $2.1 billion, a 3% decrease from December 31, 2014
•	Long-term debt of $3.2 billion, compared with $2.9 billion at December 31, 2014. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.0 billion as of June 30, 2015, compared to $1.3 billion from December 31, 2014

A schedule of debt is included in Table 5 of this press release.

Outlook

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

For the full year 2015, the Company reiterates the following guidance:

•	Revenues of approximately $5.450 - $5.550 billion.
•	Adjusted EBITDA of approximately $1.285 - $1.315 billion. Guidance reflects a $38 million adverse impact from foreign exchange compared with 2014 full year results.

For the full year 2015, the Company updates the following guidance:

•	Adjusted diluted EPS of approximately $4.88 - $5.03 based on a diluted share count of 120.2 million, up from $4.81 - $4.96 based on a diluted share count of 121.4 million.

Conference Call Information

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Tuesday, July 28, 2015 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors. An archive of this webcast will be available on the website for approximately 90 days beginning at noon EDT on July 28, 2015. The conference call may also be accessed by dialing 800-369-2125 and providing the passcode "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 28, 2015, at 866-443-2927.

The Company will post guidance information on its website following the conference call.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items.  These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in our non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to the Company’s reported results.

About Wyndham Worldwide Corporation

One of the world’s largest hospitality companies, Wyndham Worldwide (NYSE: WYN) provides a wide range of hospitality services and products through its global portfolio of world-renowned brands.  The world’s largest hotel company based on the number of properties, Wyndham Hotel Group is home to many of the world’s best-known hotel brands, with approximately 7,700 franchised hotels and over 668,500 hotel rooms worldwide. Wyndham Exchange & Rentals is the worldwide leader in vacation exchange and the world’s largest professionally managed vacation rentals business, providing more than 5 million leisure-bound families annually with access to approximately 110,000 vacation properties in over 100 countries through its prominent exchange and vacation rental brands. The industry and timeshare ownership market leader, Wyndham Vacation Ownership develops, markets, and sells vacation ownership interests and provides consumer financing to owners through its network of over 210 vacation ownership resorts serving approximately 901,000 owners throughout the United States, Canada, Mexico, the Caribbean, and the South Pacific. Based in Parsippany, NJ, Wyndham Worldwide employs over 34,000 associates globally. For more information, please visit www.wyndhamworldwide.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 13, 2015. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media contact:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

                          Table 1

                          (1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income.  The Company believes that EBITDA is a useful measure of performance for the Company's segments which when considered with GAAP measures, gives a more complete understanding of its operating performance.  The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income for the three months ended June 30, 2015 and 2014:

	Three Months Ended June 30,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$334	$96	$283	$87
Vacation Exchange and Rentals	383	84	402	89
Vacation Ownership	699	182	673	185
Total Reportable Segments	1,416	362	1,358	361
Corporate and Other (a)	(18)	(30)	(15)	(35)
Total Company	$1,398	$332	$1,343	$326

Reconciliation of EBITDA to Net income

	Three Months Ended June 30,
	2015	2014
EBITDA	$332	$326
Depreciation and amortization	58	59
Interest expense	30	29
Interest income	(2)	(3)
Income before income taxes	246	241
Provision for income taxes	87	88
Net income	$159	$153

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the three months ended June 30, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Three Months Ended June 30,
	2015		2014
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$334	$97	$283	$87
Vacation Exchange and Rentals	383	84	402	87
Vacation Ownership	699	182	673	185
Total Reportable Segments	1,416	363	1,358	359
Corporate and Other	(18)	(31)	(15)	(35)
Total Company	$1,398	$332	$1,343	$324

                          Table 1

                          (2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30,
	2015		2014
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$626	$172	$520	$151
Vacation Exchange and Rentals	752	189	781	174
Vacation Ownership	1,316	313	1,266	300
Total Reportable Segments	2,694	674	2,567	625
Corporate and Other (a)	(33)	(65)	(31)	(69)
Total Company	$2,661	$609	$2,536	$556

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Six Months Ended June 30,
	2015	2014
EBITDA	$609	$556
Depreciation and amortization	114	115
Interest expense	56	56
Interest income	(5)	(5)
Income before income taxes	444	390
Provision for income taxes	162	146
Net income	282	244
Net income attributable to noncontrolling interest	-	(1)
Net income attributable to Wyndham shareholders	$282	$243

(a) Includes the elimination of transactions between segments.

The following tables summarize net revenues and adjusted EBITDA for the Company's reportable segments for the six months ended June 30, 2015 and 2014 (for a description of adjustments by segment, see Table 7):

	Six Months Ended June 30,
	2015		2014
	Net Revenues	Adjusted EBITDA	Net Revenues	Adjusted EBITDA
Lodging	$626	$175	$520	$155
Vacation Exchange and Rentals	752	189	781	182
Vacation Ownership	1,316	313	1,266	300
Total Reportable Segments	2,694	677	2,567	637
Corporate and Other	(33)	(66)	(31)	(69)
Total Company	$2,661	$611	$2,536	$568

Table 2

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net revenues
Service and membership fees	$623	$616	$1,223	$1,205
Vacation ownership interest sales	417	382	753	685
Franchise fees	178	166	325	293
Consumer financing	105	106	210	211
Other	75	73	150	142
Net revenues	1,398	1,343	2,661	2,536

Expenses
Operating	610	572	1,177	1,106
Cost of vacation ownership interests	47	42	80	81
Consumer financing interest	19	17	36	35
Marketing and reservation	211	206	406	387
General and administrative	182	181	362	376
Restructuring	-	-	(1)	-
Depreciation and amortization	58	59	114	115
Total expenses	1,127	1,077	2,174	2,100

Operating income	271	266	487	436
Other income, net	(3)	(1)	(8)	(5)
Interest expense	30	29	56	56
Interest income	(2)	(3)	(5)	(5)

Income before income taxes	246	241	444	390
Provision for income taxes	87	88	162	146
Net income	159	153	282	244
Net income attributable to noncontrolling interest	-	-	-	(1)
Net income attributable to Wyndham shareholders	$159	$153	$282	$243

Earnings per share
Basic	$1.34	$1.21	$2.35	$1.91
Diluted	1.33	1.20	2.33	1.89

Weighted average shares outstanding
Basic	119	127	120	127
Diluted	120	128	121	129

Note: For a description of adjustments to Net Income, see Table 8.

                              Table 3

                              (1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging (a)
Number of Rooms	2015	667,400	668,500	N/A	N/A	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A
	2012	609,300	608,300	618,100	627,400	N/A

RevPAR	2015	$32.84	$39.82	N/A	N/A	N/A
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00
	2012	$29.73	$37.23	$40.39	$31.86	$34.80

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2015	3,822	3,831	N/A	N/A	N/A
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698
	2012	3,684	3,670	3,672	3,670	3,674

Exchange Revenue Per Member	2015	$194.06	$167.81	N/A	N/A	N/A
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02
	2012	$204.56	$177.07	$171.14	$165.86	$179.68

Vacation Rental Transactions (in 000s) (a) (b)	2015	459	390	N/A	N/A	N/A
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483
	2012	418	325	390	259	1,392

Average Net Price Per Vacation Rental (a) (b)	2015	$361.20	$513.14	N/A	N/A	N/A
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11
	2012	$379.40	$524.40	$635.44	$484.69	$504.55

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2015	$390,000	$502,000	N/A	N/A	N/A
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000
	2012	$384,000	$460,000	$502,000	$435,000	$1,781,000

Tours (in 000s) (d)	2015	168	206	N/A	N/A	N/A
	2014	170	208	225	191	794
	2013	163	206	225	195	789
	2012	148	186	207	183	724

Volume Per Guest (VPG) (d)	2015	$2,177	$2,353	N/A	N/A	N/A
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281
	2012	$2,414	$2,361	$2,315	$2,225	$2,324

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The vacation exchange and rentals operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time beginning in the second quarter of 2012 (see Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).
(d)	Includes the impact of WAAM Just-in-Time related tours beginning in the second quarter of 2012.

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Lodging
Number of Properties	2015	7,670	7,700	N/A	N/A	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A
	2012	7,150	7,170	7,260	7,340	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2015	$46,000	$60,000	N/A	N/A	N/A
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000
	2012	$96,000	$100,000	$124,000	$89,000	$409,000

Note: Full year amounts may not add across due to rounding.

(*)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

                              Table 3

                              (2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Lodging

Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Vacation Exchange and Rentals

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated during the period in connection with customers booking their vacation rental stays through the Company. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees during the period divided by the number of vacation rental transactions during the period.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2012-2015.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

Table 4

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2015					2014
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$74	$96	N/A	N/A	N/A	$68	$88	$100	$83	$339
Marketing, Reservation and Wyndham Rewards Revenues (a)	96	108	N/A	N/A	N/A	76	101	117	91	385
Hotel Management Reimbursable Revenues (b)	61	71	N/A	N/A	N/A	37	39	39	39	154
Intersegment Trademark Fees	12	15	N/A	N/A	N/A	9	11	11	10	41
Owned Hotel Revenues	25	20	N/A	N/A	N/A	24	20	18	20	81
Ancillary Revenues (c)	24	24	N/A	N/A	N/A	23	24	30	24	101
Total Lodging	292	334	N/A	N/A	N/A	237	283	315	267	1,101

Vacation Exchange and Rentals
Exchange Revenues	185	161	N/A	N/A	N/A	187	168	162	150	667
Rental Revenues	166	200	N/A	N/A	N/A	176	217	331	144	868
Ancillary Revenues (d)	18	22	N/A	N/A	N/A	16	17	19	17	69
Total Vacation Exchange and Rentals	369	383	N/A	N/A	N/A	379	402	512	311	1,604

Vacation Ownership
Vacation Ownership Interest Sales	336	417	N/A	N/A	N/A	303	382	415	385	1,485
Consumer Financing	104	105	N/A	N/A	N/A	105	106	108	108	427
Property Management Fees and Reimbursable Revenues	153	149	N/A	N/A	N/A	143	145	150	142	581
WAAM Fee-for-Service Commissions	12	19	N/A	N/A	N/A	33	30	18	16	98
Ancillary Revenues (e)	12	9	N/A	N/A	N/A	9	10	13	17	47
Total Vacation Ownership	617	699	N/A	N/A	N/A	593	673	704	668	2,638
Total Reportable Segments	$1,278	$1,416	N/A	N/A	N/A	$1,209	$1,358	$1,531	$1,246	$5,343

	2013					2012
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Lodging
Royalties and Franchise Fees	$64	$79	$91	$75	$309	$62	$80	$88	$71	$301
Marketing, Reservation and Wyndham Rewards Revenues (a)	73	92	118	83	365	68	99	98	80	345
Hotel Management Reimbursable Revenues (b)	25	38	37	35	135	21	22	25	23	91
Intersegment Trademark Fees	8	10	11	10	39	8	9	9	8	34
Owned Hotel Revenues	26	20	18	19	84	8	8	7	18	41
Ancillary Revenues (c)	26	23	22	23	95	18	15	22	23	78
Total Lodging	222	262	297	245	1,027	185	233	249	223	890

Vacation Exchange and Rentals
Exchange Revenues	193	168	158	150	669	188	162	157	153	660
Rental Revenues	166	192	293	138	789	159	170	248	125	702
Ancillary Revenues (d)	15	16	19	17	68	14	16	15	15	60
Total Vacation Exchange and Rentals	374	376	470	305	1,526	361	348	420	293	1,422

Vacation Ownership
Vacation Ownership Interest Sales	263	347	384	384	1,379	271	342	373	337	1,323
Consumer Financing	105	106	107	108	426	103	102	106	110	421
Property Management Fees	146	141	143	137	567	110	108	117	125	460
WAAM Fee-for-Service Commissions	24	30	33	20	107	12	11	4	6	33
Ancillary Revenues (e)	11	6	10	9	36	5	7	8	12	32
Total Vacation Ownership	549	630	677	658	2,515	501	570	608	590	2,269
Total Reportable Segments	$1,145	$1,268	$1,444	$1,208	$5,068	$1,047	$1,151	$1,277	$1,106	$4,581

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

Table 5

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Securitized vacation ownership debt (a)
Term notes	$1,841	$2,090	$1,962	$1,670	$1,600
Bank conduit facility (b)	253	98	203	271	291
Total securitized vacation ownership debt (c)	2,094	2,188	2,165	1,941	1,891
Less: Current portion of securitized vacation ownership debt	211	217	214	192	187
Long-term securitized vacation ownership debt	$1,883	$1,971	$1,951	$1,749	$1,704

Debt:
Revolving credit facility (due July 2020) (d)	$23	$14	$25	$18	$16
Commercial paper (e)	476	346	189	237	107
$315 million 6.00% senior unsecured notes (due December 2016)	317	317	317	317	318
$300 million 2.95% senior unsecured notes (due March 2017)	299	299	299	299	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	448	448	448	448	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	247	247	246
$650 million 4.25% senior unsecured notes (due March 2022)	648	650	648	646	646
$400 million 3.90% senior unsecured notes (due March 2023)	409	418	410	401	403
Capital leases	161	161	170	175	186
Other	70	70	81	80	99
Total long-term debt	3,152	3,024	2,888	2,922	2,822
Less: Current portion of long-term debt	52	53	47	49	50
Long-term debt	$3,100	$2,971	$2,841	$2,873	$2,772

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2016 and borrowing capacity of $650 million. As of June 30, 2015, this facility had a remaining borrowing capacity of $397 million.
(c)	This debt is collateralized by $2,558 million, $2,609 million, $2,629 million, $2,326 million, and $2,287 million of underlying vacation ownership contract receivables and related assets as of June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of June 30, 2015, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $476 million, the remaining borrowing capacity was $1 billion as of June 30, 2015.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $774 million as of June 30, 2015.

            Table 6

            (1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2015
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,549	163,510	61.1%	$51.27	$31.33

Days Inn	1,782	143,046	54.2%	$68.18	$36.95

Ramada	836	116,799	56.0%	$75.49	$42.24

Howard Johnson	413	44,945	50.3%	$63.70	$32.06

Wyndham Hotels and Resorts	207	44,489	63.8%	$113.95	$72.68

Travelodge	415	30,701	53.3%	$69.14	$36.87

Baymont	383	30,471	56.1%	$69.39	$38.93

Knights Inn	388	23,994	47.5%	$48.21	$22.92

Microtel Inns & Suites by Wyndham	327	23,446	61.4%	$70.02	$43.02

TRYP by Wyndham	123	17,895	64.8%	$81.02	$52.48

Wingate by Wyndham	150	13,645	67.2%	$91.15	$61.27

Hawthorn Suites by Wyndham	101	10,053	70.5%	$81.33	$57.31

Dolce	24	5,530	58.4%	$150.86	$88.09

Total Lodging	7,698	668,524	57.4%	$69.32	$39.82

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,068	N/A	N/A	N/A

Total Wyndham Worldwide	7,909	692,592

	As of and For the Three Months Ended June 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,436	155,711	60.0%	$50.77	$30.46

Days Inn	1,807	146,139	55.8%	$64.86	$36.20

Ramada	829	114,195	57.2%	$79.00	$45.15

Howard Johnson	439	46,214	50.4%	$62.88	$31.68

Wyndham Hotels and Resorts	178	39,816	66.7%	$117.57	$78.43

Travelodge	425	31,075	54.3%	$67.35	$36.60

Baymont	346	28,325	56.9%	$66.36	$37.78

Knights Inn	383	23,472	46.4%	$46.78	$21.70

Microtel Inns & Suites by Wyndham	318	22,744	63.8%	$67.26	$42.88

TRYP by Wyndham	117	16,740	66.9%	$96.01	$64.19

Wingate by Wyndham	158	14,436	68.7%	$88.24	$60.65

Hawthorn Suites by Wyndham	98	9,737	68.1%	$77.37	$52.72

Dream	5	989	72.9%	$246.03	$179.38

Night	3	630	72.8%	$158.86	$115.62

Total Lodging	7,542	650,223	58.0%	$69.13	$40.11

Vacation Ownership
Wyndham Vacation Ownership resorts	201	23,450	N/A	N/A	N/A

Total Wyndham Worldwide	7,743	673,673

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

            Table 6

            (2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2015
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,549	163,510	56.1%	$50.01	$28.04

Days Inn	1,782	143,046	49.7%	$66.32	$32.98

Ramada	836	116,799	53.7%	$75.12	$40.37

Howard Johnson	413	44,945	47.2%	$63.13	$29.82

Wyndham Hotels and Resorts	207	44,489	59.9%	$113.13	$67.81

Travelodge	415	30,701	49.4%	$65.86	$32.54

Baymont	383	30,471	51.6%	$67.52	$34.85

Knights Inn	388	23,994	45.8%	$46.73	$21.41

Microtel Inns & Suites by Wyndham	327	23,446	57.5%	$68.55	$39.41

TRYP by Wyndham	123	17,895	58.2%	$78.87	$45.92

Wingate by Wyndham	150	13,645	62.9%	$88.74	$55.81

Hawthorn Suites by Wyndham	101	10,053	67.7%	$80.89	$54.75

Dolce	24	5,530	56.7%	$143.28	$81.30

Total Lodging	7,698	668,524	53.5%	$68.00	$36.35

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,068	N/A	N/A	N/A

Total Wyndham Worldwide	7,909	692,592

	As of and For the Six Months Ended June 30, 2014
Brand	Number of Properties	Number of Rooms	Average Occupancy Rate	Average Daily Rate (ADR)	Average Revenue Per Available Room (RevPAR)

Lodging
Super 8	2,436	155,711	55.8%	$49.63	$27.69

Days Inn	1,807	146,139	50.2%	$63.56	$31.92

Ramada	829	114,195	53.7%	$79.22	$42.52

Howard Johnson	439	46,214	47.0%	$62.41	$29.32

Wyndham Hotels and Resorts	178	39,816	61.1%	$115.42	$70.55

Travelodge	425	31,075	49.5%	$64.82	$32.08

Baymont	346	28,325	52.0%	$64.25	$33.40

Knights Inn	383	23,472	43.6%	$45.50	$19.84

Microtel Inns & Suites by Wyndham	318	22,744	58.8%	$65.08	$38.24

TRYP by Wyndham	117	16,740	59.2%	$91.64	$54.22

Wingate by Wyndham	158	14,436	63.9%	$85.95	$54.93

Hawthorn Suites by Wyndham	98	9,737	64.7%	$76.76	$49.66

Dream	5	989	73.4%	$217.94	$159.91

Night	3	630	66.3%	$139.04	$92.20

Total Lodging	7,542	650,223	53.5%	$67.78	$36.23

Vacation Ownership
Wyndham Vacation Ownership resorts	201	23,450	N/A	N/A	N/A

Total Wyndham Worldwide	7,743	673,673

NOTE: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

                                      Table 7

                                      (1 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2015	Net Revenues	Reported EBITDA	Legacy Adjustments (b)		Acquisition Costs (c)	Restructuring Costs (d)	Adjusted EBITDA
Lodging	$292	$76	$		$3	$-	$79
Vacation Exchange and Rentals	369	105		-	-	(1)	104
Vacation Ownership	617	130		-	-	-	130
Total Reportable Segments	1,278	311		-	3	(1)	313
Corporate and Other (a)	(16)	(34)		-	-	-	(34)
Total Company	$1,262	$277		$-	$3	$(1)	$279

Three months ended June 30, 2015
Lodging	$334	$96		$-	$1	$-	$97
Vacation Exchange and Rentals	383	84		-	-	-	84
Vacation Ownership	699	182		-	-	-	182
Total Reportable Segments	1,416	362		-	1	-	363
Corporate and Other (a)	(18)	(30)		(1)	-	-	(31)
Total Company	$1,398	$332		$(1)	$1	$-	$332

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(c)	Relates to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to the reversal of a portion of the restructuring reserve established during the fourth quarter of 2014.

                                                        Table 7

                                                        (2 of 2)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION

(In millions)

Three months ended March 31, 2014	Net Revenues	Reported EBITDA	Executive Departure Costs	Venezuela Currency Devaluation (b)	VAT Adjustment (c)	Restructuring Costs (d)	Loss on Sale and Asset Impairments (e)	Legacy Adjustments (f)	Adjusted EBITDA
Lodging	$237	$64	$4	$-	$-	$-	$-	$-	$68
Vacation Exchange and Rentals	379	85	-	10	-	-	-	-	95
Vacation Ownership	593	115	-	-	-	-	-	-	115
Total Reportable Segments	1,209	264	4	10	-	-	-	-	278
Corporate and Other (a)	(16)	(34)	-	-	-	-	-	-	(34)
Total Company	$1,193	$230	$4	$10	$-	$-	$-	$-	$244

Three months ended June 30, 2014
Lodging	$283	$87	$-	$-	$-	$-	$-	$-	$87
Vacation Exchange and Rentals	402	89	-	-	(2)	-	-	-	87
Vacation Ownership	673	185	-	-	-	-	-	-	185
Total Reportable Segments	1,358	361	-	-	(2)	-	-	-	359
Corporate and Other (a)	(15)	(35)	-	-	-	-	-	-	(35)
Total Company	$1,343	$326	$-	$-	$(2)	$-	$-	$-	$324

Three months ended September 30, 2014
Lodging	$315	$100	$-	$-	$-	$(1)	$8	$-	$107
Vacation Exchange and Rentals	512	159	-	-	-	-	-	-	159
Vacation Ownership	704	188	-	-	-	-	-	-	188
Total Reportable Segments	1,531	447	-	-	-	(1)	8	-	454
Corporate and Other (a)	(17)	(36)	-	-	-	-	-	-	(36)
Total Company	$1,514	$411	$-	$-	$-	$(1)	$8	$-	$418

Three months ended December 31, 2014
Lodging	$267	$77	$-	$-	$-	$2	$-	$-	$79
Vacation Exchange and Rentals	311	2	-	-	-	10	27	-	39
Vacation Ownership	668	172	-	-	-	-	-	-	172
Total Reportable Segments	1,246	251	-	-	-	12	27	-	290
Corporate and Other (a)	(15)	(36)	-	-	-	-	-	(2)	(38)
Total Company	$1,231	$215	$-	$-	$-	$12	$27	$(2)	$252

Twelve months ended December 31, 2014
Lodging	$1,101	$327	$4	$-	$-	$1	$8	$-	$340
Vacation Exchange and Rentals	1,604	335	-	10	(2)	10	27	-	380
Vacation Ownership	2,638	660	-	-	-	-	-	-	660
Total Reportable Segments	5,343	1,322	4	10	(2)	11	35	-	1,380
Corporate and Other (a)	(62)	(141)	-	-	-	-	-	(1)	(142)
Total Company	$5,281	$1,181	$4	$10	$(2)	$11	$35	$(1)	$1,238

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2014 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the devaluation of the official exchange rate of Venezuela.
(c)	Reversal of a reserve for value-added taxes.
(d)	Relates to (i) the reversal of a portion of a restructuring reserve established during the fourth quarter of 2013 and (ii) costs incurred as a result of various organizational realignment initiatives by the Company.
(e)	Relates to (i) a loss on the sale of a business and a write-down of an equity investment at the Company's vacation exchange and rentals business and (ii) a write-down of an investment in a joint venture at the Company's lodging business.
(f)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.

                          Table 8

                          (1 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2015

	As Reported	Legacy Adjustments (a)		Acquisition Costs (b)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$623	$		$		$623
Vacation ownership interest sales	417					417
Franchise fees	178					178
Consumer financing	105					105
Other	75					75
Net revenues	1,398		-		-	1,398

Expenses
Operating	610				(1)	609
Cost of vacation ownership interests	47					47
Consumer financing interest	19					19
Marketing and reservation	211					211
General and administrative	182		1			183
Depreciation and amortization	58					58
Total expenses	1,127		1		(1)	1,127

Operating income	271		(1)		1	271
Other income, net	(3)					(3)
Interest expense	30					30
Interest income	(2)					(2)

Income before income taxes	246		(1)		1	246
Provision for income taxes	87					87

Net income	$159		$(1)		$1	$159

Earnings per share
Basic	$1.34		$(0.01)		$0.01	$1.33
Diluted	1.33		(0.01)		0.01	1.32

Weighted average shares outstanding
Basic	119		119		119	119
Diluted	120		120		120	120

The above table reconciles certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).

                                Table 8

                                (2 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2015

	As Reported	Legacy Adjustments (a)		Acquisition Costs (b)			Restructuring Costs (d)		As Adjusted non-GAAP
Net revenues
Service and membership fees	$1,223	$		$			$		$1,223
Vacation ownership interest sales	753								753
Franchise fees	325								325
Consumer financing	210								210
Other	150								150
Net revenues	2,661		-		-			-	2,661

Expenses
Operating	1,177				(4)				1,173
Cost of vacation ownership interests	80								80
Consumer financing interest	36								36
Marketing and reservation	406								406
General and administrative	362		1						363
Restructuring	(1)							1	-
Depreciation and amortization	114								114
Total expenses	2,174		1		(4)			1	2,172

Operating income	487		(1)		4			(1)	489
Other income, net	(8)								(8)
Interest expense	56								56
Interest income	(5)								(5)

Income before income taxes	444		(1)		4			(1)	446
Provision for income taxes	162		-		(1	)(c)		-	161

Net income	$282		$(1)		$5			$(1)	$285

Earnings per share
Basic	$2.35		$(0.01)		$0.04			$(0.01)	$2.37
Diluted	2.33		(0.01)		0.04			(0.01)	2.36

Weighted average shares outstanding
Basic	120		120		120			120	120
Diluted	121		121		121			121	121

The above table reconciles certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation from Cendant.
(b)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015) at the Company's lodging business.
(c)	Relates to (i) the tax effect of the adjustment and (ii) a valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts.
(d)	Relates to the reversal of a portion of the restructuring reserve established during the fourth quarter of 2014 at the Company's vacation exchange and rentals business.

                          Table 8

                          (3 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Three Months Ended June 30, 2014

	As Reported	Legacy Adjustments			VAT Adjustment (b)			As Adjusted non-GAAP
Net revenues
Service fees and membership	$616	$			$			$616
Vacation ownership interest sales	382							382
Franchise fees	166							166
Consumer financing	106							106
Other	73							73
Net revenues	1,343		-			-		1,343

Expenses
Operating	572							572
Cost of vacation ownership interests	42							42
Consumer financing interest	17							17
Marketing and reservation	206							206
General and administrative	181					2		183
Depreciation and amortization	59							59
Total expenses	1,077		-			2		1,079

Operating income	266		-			(2)		264
Other income, net	(1)							(1)
Interest expense	29					2		31
Interest income	(3)							(3)

Income before income taxes	241		-			(4)		237
Provision for income taxes	88		1	(a)		(2	)(c)	87

Net income	$153		$(1)			$(2)		$150

Earnings per share
Basic	$1.21		$-			$(0.02)		$1.18
Diluted	1.20		-			(0.02)		1.17

Weighted average shares outstanding
Basic	127		127			127		127
Diluted	128		128			128		128

The above table reconciles certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Relates to the reversal of a state tax accrual.
(b)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.
(c)	Relates to the tax effect of the adjustment.

                                      Table 8

                                      (4 of 4)

Wyndham Worldwide Corporation

NON-GAAP FINANCIAL INFORMATION

(In millions, except per share data)

	Six Months Ended June 30, 2014

	As Reported	Executive Departure Costs (a)		Venezuela Currency Devaluation (c)		Legacy Adjustments		VAT Adjustment (e)			As Adjusted non-GAAP
Net revenues
Service fees and membership	$1,205	$		$		$		$			$1,205
Vacation ownership interest sales	685										685
Franchise fees	293										293
Consumer financing	211										211
Other	142										142
Net revenues	2,536		-		-		-		-		2,536

Expenses
Operating	1,106				(10)						1,096
Cost of vacation ownership interests	81										81
Consumer financing interest	35										35
Marketing and reservation	387										387
General and administrative	376		(4)						2		374
Depreciation and amortization	115										115
Total expenses	2,100		(4)		(10)		-		2		2,088

Operating income	436		4		10		-		(2)		448
Other income, net	(5)										(5)
Interest expense	56								2		58
Interest income	(5)										(5)

Income before income taxes	390		4		10		-		(4)		400
Provision for income taxes	146		1 (b)		1 (b)		1 (d)		(2	)(b)	147

Net income	244		3		9		(1)		(2)		253
Net loss attributable to noncontrolling interest	(1)		-		-		-		-		(1)

Net income attributable to Wyndham shareholders	$243		$3		$9		$(1)		$(2)		$252

Earnings per share
Basic	$1.91		$0.02		$0.07		$-		$(0.02)		$1.98
Diluted	1.89		0.02		0.07		-		(0.02)		1.96

Weighted average shares outstanding
Basic	127		127		127		127		127		127
Diluted	129		129		129		129		129		129

The above table reconciles certain non-GAAP financial measures.  The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the line items of the income statement in order to assist investors' understanding of the overall impact of such adjustments.  This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Note: EPS amounts may not add due to rounding.

(a)	Related to costs associated with an executive's departure at the Company's lodging business.
(b)	Relates to the tax effect of the adjustment.
(c)	Represents the devaluation of the official exchange rate of Venezuela at the Company's vacation exchange and rental business.
(d)	Relates to the reversal of a state tax accrual.
(e)	Relates to the reversal of a reserve for value-added taxes at the Company's vacation exchange and rentals business.

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION

(In millions)

FREE CASH FLOW

 We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2015	2014

Net cash provided by operating activities	$737	$793
Less: Property and equipment additions	(112)	(98)
Free cash flow	$625	$695

GROSS VOI SALES

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 4):

Year
2015	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales (*)	$390	$502	N/A	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(21)	(26)	N/A	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	N/A	N/A	N/A
Less: Loan loss provision	(46)	(60)	N/A	N/A	N/A
Plus: Impact of percentage-of-completion accounting	13	-	N/A	N/A	N/A
Vacation ownership interest sales (*)	$336	$417	N/A	N/A	N/A

2014

Gross VOI sales (*)	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales (*)	$303	$382	$415	$385	$1,485

2013

Gross VOI sales (*)	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales (*)	$263	$347	$384	$384	$1,379

2012

Gross VOI sales (*)	$384	$460	$502	$435	$1,781
Less: Sales under WAAM Fee-for-Service	(17)	(18)	(5)	(10)	(49)
Gross VOI sales, net of WAAM Fee-for-Service sales	367	442	497	426	1,732
Less: Loan loss provision	(96)	(100)	(124)	(89)	(409)
Vacation ownership interest sales (*)	$271	$342	$373	$337	$1,323

Note: Amounts may not add due to rounding.

(*)	Includes VOI sales under WAAM Just-in-Time beginning in the second quarter of 2012.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2015	$24	$17	N/A	N/A	N/A
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89
2012	$27	$20	$22	$28	$97